UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 20, 2009

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 20, 2009, Hudson Technologies, Inc. (the "Registrant"), through its subsidiary company Hudson Technologies Company ("HTC"), entered into a Third Amendment to the Amended and Restated Loan Agreement (the "Amendment") with Keltic Financial Partners, LP ("Keltic") and Bridge Healthcare Finance, LLC ("Bridge"), which amended and increased HTC's existing credit facility with Keltic and Bridge, which, prior to the amendment, provided for borrowings by HTC of up to $15,000,000 (the "Facility"). Pursuant to the Amendment, maximum borrowings under the Facility were temporarily increased to $17,000,000. Effective as of the close of business on July 15, 2009, the maximum borrowings under the Facility will return to $15,000,000. The Facility bears interest at a rate equal to the greater of the prime rate plus 0.875% or 6.5%. As of March 20, 2009 the Facility bore interest at 6.5%. At March 20, 2009, the total borrowings under the Facility were approximately $14,731,000.

On March 20, 2009, the Registrant entered into a Note Purchase Agreement with Mr. Richard Parrillo, pursuant to which the Registrant has borrowed $1,000,000 which is evidenced by the Registrant's Secured Subordinated Promissory Note in the same amount (the "Note"). The Note provides for monthly payments of interest only at the rate of ten (10%) percent per annum and the Note matures and is payable on September 30, 2009. The Note is secured by a subordinated lien and security interest against essentially all of the Registrant's assets, as evidenced by a General Security Agreement entered into between the Registrant and Mr. Parrillo. The Note, and the Note Purchase Agreement and General Security Agreement (collectively the "Loan Transaction"), are subject to a Subordination and Intercreditor Agreement, dated March 26, 2009, pursuant to which Registrant and Mr. Parrillo have agreed to subordinate the Loan Transaction to the rights of Keltic and Bridge under the Facility.

On March 26, 2009, the Registrant entered into a Note Purchase Agreement with Catherine F. Zugibe, pursuant to which the Registrant has borrowed $1,000,000 which is evidenced by the Registrant's Secured Subordinated Promissory Note in the same amount (the "Second Note"). The Second Note provides for monthly payments of interest only at the rate of ten (10%) percent per annum and the Second Note matures and is payable on September 30, 2009. The Second Note is secured by a subordinated lien and security interest against essentially all of the Registrant's assets, as evidenced by a General Security Agreement entered into between the Registrant and Mrs. Zugibe. The Second Note, and the Note Purchase Agreement and General Security Agreement (collectively the "Second Loan Transaction"), are subject to a Subordination and Intercreditor Agreement, dated March 26, 2009, pursuant to which Registrant and Mrs. Zugibe have agreed to subordinate the Second Loan Transaction to the rights of Keltic and Bridge under the Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.
Date: March 26, 2009	By:	/S/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary